UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2016

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

Dismissal of Horizon Litigation And Payment of Mootness Fee

Matson, Inc. (the “Company”), Horizon Lines, Inc. (“Horizon”) and the former directors of Horizon, were named as defendants in a putative class action captioned In Re Horizon Lines, Inc. Stockholders Litigation, C.A. No. 10399-VCL, in the Court of Chancery of the State of Delaware, arising out of the Company’s acquisition of Horizon. On February 13, 2015, the parties entered into a memorandum of understanding to preliminarily resolve the litigation. The parties subsequently elected not to seek final approval of that settlement.  On December 7, 2015, the Court entered a stipulated order dismissing plaintiffs’ claims without prejudice and setting a hearing for February 26, 2016 for consideration of an anticipated application by plaintiffs for an award of attorney’s fees and reimbursement of expenses. On December 28, 2015, the Court approved a stipulation under which the Company agreed to pay $350,000 to lead plaintiffs’ counsel for attorneys’ fees and expenses in full satisfaction of their claim for attorneys’ fees and expenses. The Court has not been asked to review, and will pass no judgment on, the payment of a fee or its reasonableness, and has vacated the February 26, 2016 hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Senior Vice President & Chief Legal Officer

Dated: January 6, 2016